As filed with the Securities and Exchange Commission on _________________
                                                     Registration No. __________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

               Florida                                   65-0738251
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                  Identification No.)

                              420 Lexington Avenue
                                   Suite 2739
                               New York, NY 10170
                                 (646) 227-1600
                    (Address of Principal Executive Offices)

                   Advanced Communications Technologies, Inc.
                                 2005 Stock Plan
                            (Full title of the plan)

                                 Wayne I. Danson
                     Chief Executive Officer, President and
                             Chief Financial Officer
                              420 Lexington Avenue
                                   Suite 2739
                               New York, NY 10170
                                 (646) 227-1600
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
        Title of                                  Proposed maximum      Proposed maximum
    securities to be          Amount to be         offering price           aggregate           Amount of
       registered            Registered (1)        per share (2)       offering price (2)      registration
                                                                                                 fee (2)
--------------------------------------------------------------------------------------------------------------
  Common Stock, no par     700,000,000 shares          $0.001               $700,000              $82.39
         value
========================= ===================== ===================== ====================== =================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options to purchase or acquire the shares of Common Stock covered by the Prospectus. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also relates to an indeterminate amount of shares of Ct 0 6 ommon Stock that may be issued, without receipt of consideration, upon the occurrence of certain events, including a stock split, stock dividend, merger, reorganization, consolidation, reclassification or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act and computed in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low sales prices of the shares of Common Stock as reported on June 23, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            Pursuant to Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the documents containing the information specified in Part I of Form S-8 will be sent or given to employees, as specified in such Rule, in the form of a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with the Note which precedes the instructions to Part I of Form S-8, the documents containing the information specified in Part I of Form S-8 have not been filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents have previously been filed by Advanced Communications Technologies, Inc. (the "Registrant" or the "Corporation") with the Securities and Exchange Commission (the "Commission") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and are hereby incorporated by reference in this Registration Statement as of their respective dates:

      (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, filed with the Commission on November 3, 2004;

      (b) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 filed with the Commission on November 18, 2004;

      (c) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004 filed with the Commission on February 22, 2005;

      (d) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 filed with the Commission on May 24, 2005;

      (e) The Registrant's Current Reports on Form 8-K filed with the Commission on December 14, 2004, January 5, 2005, February 18, 2005, May 13, 2005, June 13, 2005 and June 17, 2005; and

      (f) The Registrant's Current Report on Form 8-K/A filed with the Commission on May 13, 2005; and

      (g) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10-SB, filed by Smart Investment.com, Inc., the Registrant's predecessor, with the Commission under
            Section 12(g) of the Exchange Act on December 10, 1999, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents.

            Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

            The shares of Common Stock are registered pursuant to Section 12(g) of the Exchange Act and, therefore, the description of the shares of Common Stock is omitted.

Item 5. Interests of Named Experts and Counsel.

            Not applicable.

Item 6. Indemnification of Directors and Officers.

            Article VIII of the Articles of Incorporation, as amended, of the Corporation, a Florida corporation, provides for the indemnification of the directors and officers arising from their services to the Corporation, in any such capacity, to the fullest extent permitted by law. In addition, Section 5 of
Article VI of the Corporation's Bylaws provides that the Corporation may indemnify any officer or director of the Corporation who was or is a party to any proceeding consistent with the Florida Business Corporation Act.

            Section 607.0850 of the Florida Business Corporation Act authorizes indemnification when a person is or was made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for judgments, settlements, penalties, fines (including an excise tax assessed with respect to any employee benefit plan), and expenses (including counsel fees) actually and reasonably incurred with respect to a proceeding.

            If  such  a  proceeding  is  brought  by  or in  the  right  of  the corporation (i.e., a derivative suit), such person may be indemnified against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to a conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, in such case, allow such indemnification of such person for such expenses as the court deems proper.

            To the extent that a director or officer has been successful on the merits or otherwise in the defense of any proceeding described above, such person is entitled to be indemnified against expenses actually and reasonably incurred by such person. Unless pursuant to a determination by a court, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct.

            Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if such person is ultimately found not be entitled to indemnification by the corporation.

            The  indemnification and advancement of expenses provided by Section
607.0850 of the Florida Business Corporation Act are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses to any of its directors or officers under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director or officer if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director or officer derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 (liability for unlawful distributions) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of a corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Item 7. Exemption From Registration Claimed.

            Not applicable.

Item 8. Exhibits.

Exhibit No.          Description of Exhibits (1)

4.1 Articles of Incorporation of Media Forum International, Inc. (incorporated herein by reference to Exhibit 2.1 to Advanced Communications Technologies, Inc.'s Form S-8 filed on February 9, 2000)

4.2 Second Amendment to Articles of Incorporation of Telenetworx, Inc. (incorporated herein by reference to
                      Exhibit 2.2 to Advanced Communications Technologies, Inc.'s Form S-8 filed on February 9, 2000)

4.3 Third Amendment to Articles of Incorporation of Media Forum International, Inc. (incorporated herein by reference to Exhibit 2.3 to Advanced Communications Technologies, Inc.'s Form S-8 filed on February 9, 2000)

4.4 Fourth Amendment to Articles of Incorporation of Advanced Communications Technologies, Inc. (incorporated herein by reference to Exhibit 2.7 to Advanced Communications Technologies, Inc.'s Form SB-2 filed on March 5, 2002)

4.5 Fifth Amendment to Articles of Incorporation of Advanced Communications Technologies, Inc (incorporated herein by reference to Exhibit 2.8 to Advanced Communications Technologies, Inc.'s Form SB-2 filed on July 16, 2003)

4.6 Sixth Amendment to Articles of Incorporation of Advanced Communications Technologies, Inc. (incorporated herein by reference to Exhibit 3.1.6 to Advanced Communications Technologies, Inc.'s Form 10-KSB filed on November 3,
                      2004)

4.7 Seventh Amendment to Articles of Incorporation of Advanced Communications Technologies, Inc. (incorporated herein by reference to Exhibit 3.1.7 to Advanced Communications Technologies, Inc.'s Form 10-KSB filed on November 3,
                      2004)

4.8                   Advanced Communications Technologies, Inc. 2005 Stock Plan

5.1 Opinion of Eckert Seamans Cherin & Mellott, LLC (including consent)

23.1 Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5.1)

23.2                  Consent of Weinberg & Company, P.A.

24.1 Power of Attorney (included on signature page of this Registration Statement)

(1) In the case of incorporation by reference to documents filed by the Registrant under the Exchange Act, the Registrant's file number under the Exchange Act is 000-30486.

      Pursuant to Form S-8, Part II, Item 8(b), the Advanced Communications Technologies, Inc. 2005 Stock Plan is not subject to the requirements of ERISA, and no action will be taken to qualify said plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

                  (iii) To  include   any   additional   or   changed   material
                        information with respect to the plan of distribution not previously disclosed in this Registration Statement;

      Provided, however, That the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

                                       ***

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 27, 2005.

                                      ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

                                      By: /s/  Wayne I. Danson
                                          --------------------------------------
                                          Wayne I. Danson
                                          Chief Executive Officer, President and
                                          Chief Financial Officer

            Power of Attorney. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. In addition, each of the undersigned hereby constitutes and appoints Wayne I. Danson as his attorney-in-fact, each with the power of substitution, in his name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Signature                        Title                                         Date
        ---------                        -----                                         ----

/s/ Wayne I. Danson                Chief Executive Officer, President,               June 27, 2005
-------------------                Chief Financial Officer and Director
Wayne I. Danson                    (Principal Executive Officer and
                                   Principal Financial Officer)



/s/ Dr. Michael Finch              Director                                          June 27, 2005
---------------------
Dr. Michael Finch

/s/ Jonathan J. Lichtman           Secretary and Director                            June 27, 2005
---------------------------
Jonathan J. Lichtman

/s/ Martin Nielson                 Senior Vice President-Acquisitions and            June 27, 2005
------------------                 Director
Martin Nielson

/s/ Randall Prouty                 Director                                          June 27, 2005
-----------------
Randall Prouty

/s/ Wilbank J. Roche               Director                                          June 27, 2005
--------------------
Wilbank J. Roche

                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.
                                  EXHIBIT INDEX

Exhibit No.           Description of Exhibits(1)

4.1 Articles of Incorporation of Media Forum International, Inc. (incorporated herein by reference to Exhibit 2.1 to Advanced Communications Technologies, Inc.'s Form S-8 filed on February 9, 2000)

4.2 Second Amendment to Articles of Incorporation of Telenetworx, Inc. (incorporated herein by reference to
                      Exhibit 2.2 to Advanced Communications Technologies, Inc.'s Form S-8 filed on February 9, 2000)

4.3 Third Amendment to Articles of Incorporation of Media Forum International, Inc. (incorporated herein by reference to Exhibit 2.3 to Advanced Communications Technologies, Inc.'s Form S-8 filed on February 9, 2000)

4.4 Fourth Amendment to Articles of Incorporation of Advanced Communications Technologies, Inc. (incorporated herein by reference to Exhibit 2.7 to Advanced Communications Technologies, Inc.'s Form SB-2 filed on March 5, 2002)

4.5 Fifth Amendment to Articles of Incorporation of Advanced Communications Technologies, Inc (incorporated herein by reference to Exhibit 2.8 to Advanced Communications Technologies, Inc.'s Form SB-2 filed on July 16, 2003)

4.6 Sixth Amendment to Articles of Incorporation of Advanced Communications Technologies, Inc. (incorporated herein by reference to Exhibit 3.1.6 to Advanced Communications Technologies, Inc.'s Form 10-KSB filed on November 3,
                      2004)

4.7 Seventh Amendment to Articles of Incorporation of Advanced Communications Technologies, Inc. (incorporated herein by reference to Exhibit 3.1.7 to Advanced Communications Technologies, Inc.'s Form 10-KSB filed on November 3,
                      2004)

4.8                   Advanced Communications Technologies, Inc. 2005 Stock Plan

5.1 Opinion of Eckert Seamans Cherin & Mellott, LLC (including consent)

23.1 Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5.1)

23.2                  Consent of Weinberg & Company, P.A.

24.1 Power of Attorney (included on signature page of this Registration Statement)

(1) In the case of incorporation by reference to documents filed by the Registrant under the Exchange Act, the Registrant's file number under the Exchange Act is 000-30486.